Exhibit 4.11

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT, dated as of October 31, 2007 (this “Agreement”), by and between Wentworth Energy, Inc., an Oklahoma corporation (the “Company”), with headquarters located at 112 E. Oak Street, Suite 200, Palestine, Texas 75801, and [Insert Name of Buyer] (the “Investor”).

WHEREAS:

A.            The Company, the Investor and certain other investors (the “Other Buyers” and collectively with the Investor, the “Buyers”) are parties to that certain Securities Purchase Agreement, dated as of July 24, 2006 (the “2006 Securities Purchase Agreement”), pursuant to which, among other things, the Buyers purchased from the Company, for an aggregate original purchase price of $32,350,000: (i) an aggregate original principal amount of $32,350,000 of senior secured convertible notes (the “2006 Notes”), which are convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms thereof and interest on which notes, at the option of the Company, and subject to certain conditions, may be paid in shares of Common Stock; (ii) warrants (denominated as “Series A Warrants”) to purchase common stock (the “2006 Series A Warrants”), which warrants originally were exercisable for an aggregate of 46,214,287 shares of Common Stock; and (iii) warrants (denominated as “Series B Warrants”) to purchase common stock (the “2006 Series B Warrants”), which warrants originally were exercisable for an aggregate of 16,170,000 shares of Common Stock.

B.            Contemporaneously with the consummation of the transactions contemplated by the 2006 Securities Purchase Agreement: (i) the Company and its then-existing subsidiary, Wentworth Oil & Gas, Inc., a Nevada corporation (“WOG”), entered into that certain Pledge Agreement, dated as of July 25, 2006 (the “2006 Pledge Agreement”), in favor of Castlerigg Master Investments Ltd., a British Virgin Islands company (“Castlerigg”) acting in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for the benefit of the Buyers; (ii) the Company and WOG entered into that certain Security Agreement, dated as of July 25, 2006 (the “2006 Security Agreement”), in favor of the Collateral Agent for the benefit of the Buyers; and (iii) WOG entered into that certain Guaranty, dated as of July 25, 2006 (the “2006 WOG Guaranty”), in favor of the Collateral Agent for the benefit of the Buyers.

C.            The proceeds received by the Company from the issuance of the 2006 Notes, 2006 Series A Warrants and 2006 Series B Warrants at the closing under the 2006 Securities Purchase Agreement (the “2006 Closing”) were used by the Company in order to, among other things, purchase all of the outstanding stock of Barnico Drilling, Inc., a Texas corporation (“Barnico”).  In conjunction with that acquisition, on or about August 8, 2006: (i) in accordance with Section 4(b) of the 2006 Pledge Agreement, the Company entered into that certain Pledge Amendment, dated on or about August 8, 2006 (the “2006 Pledge Amendment”), amending the 2006 Pledge Agreement to include as collateral thereunder the shares of Barnico capital stock referenced in the 2006 Pledge Amendment; (ii) in accordance with Section 5(m) of the 2006 Security Agreement, Barnico entered into that certain Joinder Agreement, dated on or about August 8, 2006 (the “2006 Joinder Agreement”), for the benefit of the Collateral Agent, to join the 2006 Security Agreement as a party thereto and collateral grantor thereunder; and (iii)

in accordance with Section 5(m) of the 2006 Security Agreement, Barnico entered into that certain Guaranty, dated on or about August 8, 2006 (the “2006 Barnico Guaranty”), in favor of the Collateral Agent for the benefit of the Buyers.

D.            In connection with the execution and delivery of the 2006 Securities Purchase Agreement, the Company and the Buyers entered into that certain Registration Rights Agreement, dated as of July 25, 2006 (the “2006 Registration Rights Agreement”), pursuant to which the Company agreed to provide certain registration rights with respect to the Registrable Securities (as defined therein) under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder, and applicable state securities laws.

E.             As contemplated by Section 4(v) of the 2006 Securities Purchase Agreement, the Company entered into those certain seven separate instruments or agreements, each entitled Deed of Trust, Mortgage, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement, and each dated August 2006 (collectively, the “2006 Deeds of Trust”), to Terry I. Cross, as trustee thereunder, for the benefit of the Collateral Agent as mortgagee thereunder, which respectively were filed of record in the following counties in the State of Texas: (i) Anderson, on September 8, 2006 (vol. 1900, page 794); (ii) Archer, on September 11, 2006 (vol. 671, page 803); (iii) Freestone, on September 8, 2006 (vol. 1373, page 445); (iv) Jones, on September 11, 2006 (vol. 249, page 384); (v) Leon, on September 8, 2006 (vol. 1276, page 682); (vi) Pecos, on September 11, 2006 (vol. 348, page 591); and (vii) Wichita, on September 11, 2006 (vol. 3010, page 857).  Subsequently, in accordance with the terms of the Jan. 5, 2007 Letter Agreement (as defined below), the 2006 Deeds of Trust filed in Archer, Pecos and Wichita Counties, Texas, have been or are to be released.

F.             As contemplated by Section 4(r) of the 2006 Securities Purchase Agreement, the Company entered into that certain Escrow Agreement, dated as of September 8, 2006 (the “2006 Escrow Agreement”), with Castlerigg, acting in its capacity as “Buyer Representative” (as defined in Section 4(s) of the 2006 Securities Purchase Agreement) on behalf of the Buyers, and Capital One, a national banking association, as escrow agent thereunder.

G.            Subsequent to the 2006 Closing, the following instruments and agreements (collectively, the “Subsequent Modifications”) have been entered into (in addition to the other instruments and agreements specifically referenced in these Recitals): (i) the Company and the Collateral Agent entered into that certain waiver, dated as of August 9, 2006 (the “Aug. 9, 2006 Waiver”), pursuant to which, among other things, the Collateral Agent waived certain provisions of the 2006 Security Agreement pertaining to the filing of financing statements (the Aug. 9, 2006 Waiver being the same waiver described in the Aug. 22, 2006 Waiver (defined below) as having been dated as of August 8, 2006); (ii) the Company, the Buyers and the Collateral Agent entered into that certain waiver, dated as of August 22, 2006 (the “Aug. 22, 2006 Waiver”), pursuant to which, among other things, the parties thereto effected certain waivers and other modifications to the provisions of the 2006 Securities Purchase Agreement and other agreements as referenced therein; (iii) the Company and certain of the Buyers entered into those certain waivers, dated as of September 21, 2006 (the “Sept. 21, 2006 Waiver”), pursuant to which, among other things, the respective Buyers waived and modified certain provisions of the 2006 Securities Purchase Agreement pertaining to the delivery of real estate title opinions; (iv) the Company and certain of the Buyers entered into those certain letter agreements, each dated September 28, 2006 (the

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“Sept. 28, 2006 Letter Agreements”), pursuant to which, among other things, the respective Buyers waived certain provisions of the 2006 Securities Purchase Agreement and the 2006 Pledge Agreement in connection with a certain settlement respecting Redrock Energy, Inc., a Nevada corporation (f/k/a Redrock Oil Sands, Inc.) (“Redrock”); (v) the Company and each of the Buyers entered into those certain letter agreements, each dated on or about November 7, 2006 (the “Nov. 7, 2006 Letter Agreements”), pursuant to which, among other things, the respective Buyers waived certain provisions of the 2006 Registration Rights Agreement pertaining to the effectiveness deadline thereunder; and (vi) the Company and the Collateral Agent, as mortgagee under the 2006 Deeds of Trust, entered into that certain letter agreement, dated January 5, 2007 (the “Jan. 5, 2007 Letter Agreement”), pursuant to which, among other things, the 2006 Deeds of Trust filed in Archer, Pecos and Wichita Counties have been or are to be released.

H.            The 2006 Securities Purchase Agreement, as amended or otherwise modified by one or more of the Subsequent Modifications, is referred to as the “Existing Securities Purchase Agreement”.  The 2006 Pledge Agreement, as amended or otherwise modified by the 2006 Pledge Amendment and by one or more of the Subsequent Modifications, is referred to as the “Existing Pledge Agreement”.  The 2006 Security Agreement, as amended or otherwise modified by the 2006 Joinder Agreement and by one or more of the Subsequent Modifications, is referred to as the “Existing Security Agreement”.  The 2006 Registration Rights Agreement, as amended or otherwise modified by one or more of the Subsequent Modifications, is referred to as the “Existing Registration Rights Agreement”.  The 2006 Notes, 2006 Series A Warrants, 2006 Series B Warrants, 2006 WOG Guaranty, 2006 Barnico Guaranty, 2006 Deeds of Trust and 2006 Escrow Agreement are sometimes referred to as the “Existing Notes”, “Existing Series A Warrants”, “Existing Series B Warrants”, “Existing WOG Guaranty”, “Existing Barnico Guaranty”, “Existing Deeds of Trust”, and “Existing Escrow Agreement”, respectively.

I.              Certain disputes have arisen between the Company, WOG and Barnico, on the one hand, and the Buyers, Collateral Agent and Buyer Representative, on the other hand, relating to, among other things, the failure or inability of the Company to comply with its registration obligations under the Existing Registration Rights Agreement.  In connection with such disputes, one or more of the Buyers delivered event of default redemption notices (the “Existing Redemption Notices”) to the Company; and the Collateral Agent, as mortgagee under the Existing Deeds of Trust, posted foreclosure notices in respect thereof.  The Collateral Agent and Castlerigg also entered into certain temporary forbearance agreements, thereafter joined in by certain or all of the other Buyers, pursuant to which the Collateral Agent and those Buyers agreed to forbear temporarily from foreclosing under the Existing Deeds of Trust and exercising their remedies under one or more of the other collateral documents.

J.             The Company and Barnico have concluded negotiations with each Buyer, as well as with the Collateral Agent and Buyer Representative; such that the parties to those negotiations desire to enter into documentation that, collectively, will waive all existing defaults (other than defaults occurring upon or continuing after the 2007 Closing Date) and moot all Existing Redemption Notices.  In furtherance thereof: (i) the Company and the Investor are entering into this Agreement; (ii) the Company and each Other Buyer are entering into those certain Amendment Agreements, each dated as of the date of this Agreement (collectively, the

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“Other Amendment Agreements”; and, together with this Agreement, the “Amendment Agreements”); and (iii) the Collateral Agent and the Buyer Representative, by their acknowledgment and agreement to the provisions contained in Castlerigg’s Amendment Agreement, are acknowledging and agreeing to the provisions contained in the Amendment Agreements respectively applicable to them.  The Investor acknowledges having been furnished copies of each Other Amendment Agreement in substantially its final form; and the Collateral Agent and the Buyer Representative acknowledge having been furnished with copies of each Amendment Agreement in substantially its final form.

K.            In accordance with the provisions of the Amendment Agreements, at the 2007 SPA Closing (as defined below) the Existing Securities Purchase Agreement shall be amended in the manner provided in the Amendment Agreements in order to, among other things:

(i)            provide for the amendment and restatement of the Investor’s Existing Note by the Company’s issuance to the Investor of an amended and restated senior secured convertible note substantially in the form attached as Exhibit A-1 to this Agreement and each Other Amendment Agreement (the “Investor’s Amended and Restated Note”; and, collectively with each other ‘Investor’s Amended and Restated Note’ (as defined in the Other Amendment Agreements), the “Amended and Restated Notes”), with the Investor’s Amended and Restated Note to be issued in the principal amount set forth opposite the Investor’s name in column (3) on the 2007 Securities Schedule attached to this Agreement and each Other Amendment Agreement (the “2007 Securities Schedule”), and with such note to be convertible into shares of Common Stock (the “Investor’s Amended and Restated Conversion Shares”; and, collectively with each other ‘Investor’s Amended and Restated Conversion Shares’ (as defined in the Other Amendment Agreements), the “Amended and Restated Conversion Shares”) in accordance with the terms thereof, and with interest on such note to be paid, at the option of the Company, and subject to certain conditions, in shares of Common Stock (the “Investor’s Amended and Restated Interest Shares”; and, collectively with each other ‘Investor’s Amended and Restated Interest Shares’ (as defined in the Other Amendment Agreements), the “Amended and Restated Interest Shares”);

(ii)           provide for the amendment and restatement of the Investor’s Existing Series A Warrant by the Company’s issuance to the Investor of an amended and restated warrant substantially in the form attached as Exhibit B-1 to this Agreement and each Other Amendment Agreement (the “Investor’s Amended and Restated Series A Warrant”; and, collectively with each other ‘Investor’s Amended and Restated Series A Warrant’ (as defined in the Other Amendment Agreements), the “Amended and Restated Series A Warrants”), with the Investor’s Amended and Restated Series A Warrant to be exercisable to acquire shares of Common Stock (the “Investor’s Amended and Restated Series A Warrant Shares”; and, collectively with each other ‘Investor’s Amended and Restated Series A Warrant Shares’ (as defined in the Other Amendment Agreements), the “Amended and Restated Series A Warrant Shares”), initially in that number of shares of Common Stock set forth opposite the Investor’s name in column (5) on the 2007 Securities Schedule;

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(iii)          provide for the amendment and restatement of the Investor’s Existing Series B Warrant by the Company’s issuance to the Investor of an amended and restated warrant substantially in the form attached as Exhibit C-1 to this Agreement and each Other Amendment Agreement (the “Investor’s Amended and Restated Series B Warrant”; and, collectively with each other ‘Investor’s Amended and Restated Series B Warrant’ (as defined in the Other Amendment Agreements), the “Amended and Restated Series B Warrants”; the Amended and Restated Series B Warrants and the Amended and Restated Series A Warrants, collectively, the “Amended and Restated Warrants”), with the Investor’s Amended and Restated Series B Warrant to be exercisable to acquire shares of Common Stock (the “Investor’s Amended and Restated Series B Warrant Shares”; and, collectively with each other ‘Investor’s Amended and Restated Series B Warrant Shares’ (as defined in the Other Amendment Agreements), the “Amended and Restated Series B Warrant Shares”) (the Amended and Restated Series B Warrant Shares and the Amended and Restated Series A Warrant Shares, collectively, the “Amended and Restated Warrant Shares”), initially in that number of shares of Common Stock set forth opposite the Investor’s name in column (7) on the 2007 Securities Schedule;

(iv)          provide for the Company’s issuance to Castlerigg of a new senior secured convertible note substantially in the form attached as Exhibit A-2 to this Agreement and each Other Amendment Agreement (the “New Note”) (the New Note and the Amended and Restated Notes, collectively, the “Notes”), with Castlerigg’s New Note to be issued in the principal amount set forth opposite Castlerigg’s name in column (4) on the 2007 Securities Schedule, and with such note to be convertible into shares of Common Stock (the “New Conversion Shares”) (the New Conversion Shares and the Amended and Restated Conversion Shares, collectively, the “Conversion Shares”) in accordance with the terms thereof; and with interest on such note to be paid, at the option of the Company, and subject to certain conditions, in shares of Common Stock (the “New Interest Shares”) (the New Interest Shares and the Amended and Restated Interest Shares, collectively, the “Interest Shares”);

(v)           provide for the Company’s issuance to Castlerigg of a new warrant (designated as “Series A Warrants”) substantially in the form attached as Exhibit B-2 to this Agreement and each Other Amendment Agreement (the “New Series A Warrant”), with Castlerigg’s New Series A Warrant to be exercisable to acquire shares of Common Stock (the “New Series A Warrant Shares”), initially in that number of shares of Common Stock set forth opposite Castlerigg’s name in column (6) on the 2007 Securities Schedule;

(vi)          provide for the Company’s issuance to the Investor of a new warrant (designated as “Series A Warrants”) substantially in the form attached as Exhibit B-2 to this Agreement and each Other Amendment Agreement (the “Investor’s Other New Series A Warrant”; and, collectively with each other ‘Investor’s Other New Series A Warrant’ (as defined in the Other Amendment Agreements), the “Other New Series A Warrants”), with the Investor’s Other New Series A Warrant to be exercisable to acquire shares of Common Stock (the “Investor’s Other New Series A Warrant Shares”; and,

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collectively with each other ‘Investor’s Other New Series A Warrant Shares’ (as defined in the Other Amendment Agreements), the “Other New Series A Warrant Shares”), initially in that number of shares of Common Stock set forth opposite the Investor’s name in column (11) on the 2007 Securities Schedule; and

(vii)         provide for the Company’s issuance to Castlerigg of a new warrant (designated as “Series B Warrants”) substantially in the form attached as Exhibit C-2 to this Agreement and each Other Amendment Agreement (the “New Series B Warrant”) (the New Series B Warrant, the New Series A Warrant and the Other New Series A Warrants, collectively, the “New Warrants”; and the New Warrants and the Amended and Restated Warrants, collectively, the “Warrants”), with Castlerigg’s New Series B Warrant to be exercisable to acquire shares of Common Stock (the “New Series B Warrant Shares”) (the New Series B Warrant Shares, the New Series A Warrant Shares and the Other New Series A Warrant Shares, collectively, the “New Warrant Shares”; and the New Warrant Shares and the Amended and Restated Warrant Shares, collectively, the “Warrant Shares”), initially in that number of shares of Common Stock set forth opposite Castlerigg’s name in column (8) on the 2007 Securities Schedule.

L.             In accordance with the provisions of the Amendment Agreements, at the 2007 SPA Closing, the following additional transactions (among others) shall occur:

(i)            the Company, Barnico and the Collateral Agent shall execute and deliver a certain Amended and Restated Security Agreement, substantially in the form attached as Exhibit F-1 to this Agreement and each Other Amendment Agreement (as so executed and delivered, and as thereafter amended, restated or otherwise modified thereby in accordance with the terms thereof, the “Amended and Restated Security Agreement”), which shall completely amend, restate and supersede the Existing Security Agreement in order to (among other things) restate and continue the security interest created thereunder, reflect the removal of WOG as a party thereto and collateral grantor thereunder, and otherwise give effect to the Amendment Agreements and the transactions contemplated thereby;

(ii)           the Company and the Collateral Agent shall execute and deliver a certain Amended and Restated Pledge Agreement, substantially in the form attached as Exhibit E-1 to this Agreement and each Other Amendment Agreement (as so executed and delivered, and as thereafter amended, restated or otherwise modified thereby in accordance with the terms thereof, the “Amended and Restated Pledge Agreement”), which shall completely amend, restate and supersede the Existing Pledge Agreement in order to (among other things) restate and continue the security interest created thereunder, reflect the removal of WOG as a party thereto and pledgor thereunder, and otherwise give effect to the Amendment Agreements and the transactions contemplated thereby;

(iii)          the Company and the Collateral Agent, in its capacity as mortgagee under the Existing Deeds of Trust, with the consent of the trustee under the Existing Deeds of Trust and the consent of each Buyer (as granted under the Amendment Agreements), shall execute and deliver four separate instruments or agreements, each entitled Amended

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and Restated Deed of Trust, Mortgage, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement, to Terry I. Cross, as trustee, for the benefit of the Collateral Agent as mortgagee, each substantially in the form attached as Exhibit O-1 to this Agreement and each Other Amendment Agreement (as so executed and delivered, and as thereafter amended, restated or otherwise modified thereby in accordance with the terms thereof, the “Amended and Restated Deeds of Trust”), which shall completely amend, restate and supersede the Existing Deeds of Trust filed in Anderson, Freestone, Jones and Leon Counties, Texas, in order to (among other things) restate and continue the lien and security interest created thereunder, and otherwise give effect to the Amendment Agreements and the transactions contemplated thereby (it being understood and agreed that, as acknowledged in the Amendment Agreements, the Existing Deeds of Trust filed in Archer, Pecos and Wichita Counties, Texas, have no further force or effect and have been or are to be released);

(iv)          Barnico shall execute and deliver a certain Amended and Restated Barnico Guaranty, substantially in the form attached as Exhibit G-1 to this Agreement and each Other Amendment Agreement (as so executed and delivered, and as thereafter amended, restated or otherwise modified thereby in accordance with the terms thereof, the “Amended and Restated Barnico Guaranty”), which shall completely amend, restate and supersede the Existing Barnico Guaranty in order to (among other things) restate and continue the guarantee made thereunder, and otherwise give effect to the Amendment Agreements and the transactions contemplated thereby (it being understood and agreed that, as acknowledged in the Amendment Agreements, the Existing WOG Guaranty has terminated and has no further force or effect); and

(v)           the Company and the Buyers shall execute and deliver a certain Amended and Restated Registration Rights Agreement, substantially in the form attached as Exhibit D-1 to this Agreement and each Other Amendment Agreement (as so executed and delivered, and as thereafter amended, restated or otherwise modified thereby in accordance with the terms thereof, the “Amended and Restated Registration Rights Agreement”), which shall completely amend, restate and supersede the Existing Registration Rights Agreement, and pursuant to which the Company shall agree to provide certain registration rights with respect to the Registrable Securities (as defined therein) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

M.           The amendment and restatement of the Investor’s Existing Note by the Investor’s Amended and Restated Note, the amendment and restatement of the Investor’s Existing Series A Warrant by the Investor’s Amended and Restated Series A Warrant, and the amendment and restatement of the Investor’s Existing Series B Warrant by the Investor’s Amended and Restated Series B Warrant, as well as the issuance of the Amended and Restated Barnico Guaranty in connection therewith, are being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act.

N.            In accordance with the provisions of the Amendment Agreements, at the 2007 SPA Closing (or as promptly thereafter as is practicable), the Existing Escrow Agreement shall be terminated.

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O.            Contemporaneously with the 2007 SPA Closing, the Company and YA Global Investments, L.P., a Cayman Islands exempt limited partnership (“YA Global”) f/k/a Cornell Capital Partners, L.P., are executing that certain Amendment and Exchange Agreement, dated as of the date of this Agreement (the “YA Global Amendment and Exchange Agreement”), pursuant to which, among other things, the Company and YA Global are agreeing: (i) to amend and restate those certain Secured Convertible Debentures dated on or about January 12, 2006, with an aggregate original purchase price of $1,500,000 (the “YA Global Debentures”), purchased by YA Global from the Company pursuant to that certain Securities Purchase Agreement, dated as of January 12, 2006, by and between the Company and YA Global (the “YA Global Securities Purchase Agreement”); (ii) to amend and restate those certain Warrants, dated as of January 12, 2006, by and between the Company and YA Global (the “YA Global Warrants”), which are exercisable, in the aggregate, into 1,500,000 shares of the Company’s Common Stock; (iii) to amend that certain Security Agreement, dated as of January 12, 2006, by the Company in favor of YA Global; (iv) to terminate that certain Security Agreement, dated as of January 12, 2006, by WOG in favor of YA Global; and (v) to amend and grant certain waivers in respect of the YA Global Securities Purchase Agreement, the YA Global Debentures, the YA Global Warrants, the YA Global Security Agreement, and other transaction documents associated therewith.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, and for other consideration the existence, receipt and sufficiency of which hereby are acknowledged, the Company and the Investor hereby agree as follows:

1.             AMENDMENT OF EXISTING SECURITIES PURCHASE AGREEMENT.

(a)           Securities Purchase Agreement Amendments.  At the 2007 SPA Closing, and without any further act or approval of any Person, the Existing Securities Purchase Agreement shall be amended, mutatis mutandis, in the manner provided in Exhibit SPAA as attached to this Agreement and each Other Amendment Agreement.

(b)           New List of Schedules and Exhibits.  The Existing Securities Purchase Agreement shall be further amended by deleting the list of schedules and exhibits included therein and replacing such list with the following:

EXHIBITS
Exhibit A	Form of 2006 Notes
Exhibit A-1	Form of Amended and Restated Notes
Exhibit A-2	Form of New Note
Exhibit B	Form of 2006 Series A Warrants
Exhibit B-1	Form of Amended and Restated Series A Warrants
Exhibit B-2	Form of New Series A Warrant/ Other New Series A Warrants
Exhibit C	Form of 2006 Series B Warrants
Exhibit C-1	Form of Amended and Restated Series B Warrants
Exhibit C-2	Form of New Series B Warrant
Exhibit D	Form of 2006 Registration Rights Agreement
Exhibit D-1	Form of Amended and Restated Registration Rights Agreement
Exhibit E	Form of 2006 Pledge Agreement
Exhibit E-1	Form of Amended and Restated Pledge Agreement
Exhibit F	Form of 2006 Security Agreement
Exhibit F-1	Form of Amended and Restated Security Agreement
Exhibit G	Form of 2006 Guarantee
Exhibit G-1	Form of Amended and Restated Barnico Guarantee
Exhibit H	Form of 2006 Escrow Agreement
Exhibit I	Irrevocable Transfer Agent Instructions
Exhibit J	Form of Outside Company Counsel Opinion
Exhibit J-1	Form of Outside Company Counsel Opinion (2007 Closing)
Exhibit K	Form of Secretary’s Certificate
Exhibit K-1	Form of Secretary’s Certificate (2007 Closing)
Exhibit L	Form of Officer’s Certificate
Exhibit L-1	Form of Officer’s Certificate (2007 Closing)
Exhibit M	Form of Subordination Agreement
Exhibit N	Form of Cornell Lock-Up Agreement
Exhibit O	Reserved
Exhibit O-1	Form of Amended and Restated Deeds of Trust

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SCHEDULES
Schedule of Buyers
Schedule 2(b)	Non-institutional Buyers
Supplemental Schedule
Schedule 3(a)	Subsidiaries
Schedule 3(f)	Advisor Buyers
Schedule 3(k)	SEC Documents; Financial Statements
Schedule 3(l)	Absence of Certain Changes
Schedule 3(m)	Undisclosed Events
Schedule 3(p)	Sarbanes-Oxley Act
Schedule 3(q)	Transactions with Affiliates
Schedule 3(r)	Capitalization
Schedule 3(s)	Indebtedness and Other Contracts
Schedule 3(t)	Litigation
Schedule 3(v)	Departing Officer
Schedule 3(bb)	Taxes
Schedule 3(ee)	Ranking of Notes
Schedule 3(kk)	Undisclosed Events
Schedule 4(d)	Use of Proceeds

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(c)           Amended and Restated Schedules.  The Existing Securities Purchase Agreement shall be further amended as follows:

                                                                (i)            The Schedule of Buyers attached to the Existing Securities Purchase Agreement shall be amended and restated and replaced in its entirety with the 2007 Securities Schedule, in the form attached to this Agreement and each Other Amendment Agreement.

                                                                (ii)           Schedules 3(a), 3(f), 3(k), 3(l), 3(m), 3(p), 3(q), 3(r), 3(s), 3(t), 3(v), 3(bb), 3(ee), 3(kk) and 4(d) attached to the Existing Securities Purchase Agreement shall be amended and restated and replaced in their entirety with the Amended and Restated Schedules to the Securities Purchase Agreement, in the form attached to this Agreement and each Other Amendment Agreement.

(d)           New Schedules and Exhibits.  The Existing Securities Purchase Agreement shall be further amended to add the following new schedules and exhibits thereto:

                                                                (i)            Exhibit A-1, entitled “Form of Amended and Restated Notes”, shall be added to the Existing Securities Purchase Agreement, with such exhibit to be in the form attached as Exhibit A-1 to this Agreement and each Other Amendment Agreement.

                                                                (ii)           Exhibit A-2, entitled “Form of New Notes”, shall be added to the Existing Securities Purchase Agreement, with such exhibit to be in the form attached as Exhibit A-2 to this Agreement and each Other Amendment Agreement.

                                                                (iii)          Exhibit B-1, entitled “Form of Amended and Restated Series A Warrants”, shall be added to the Existing Securities Purchase Agreement, with such exhibit to be in the form attached as Exhibit B-1 to this Agreement and each Other Amendment Agreement.

                                                                (iv)          Exhibit B-2, entitled “Form of New Series A Warrants/ Other New Series A Warrants”, shall be added to the Existing Securities Purchase Agreement, with such exhibit to be in the form attached as Exhibit B-2 to this Agreement and each Other Amendment Agreement.

                                                                (v)           Exhibit C-1, entitled “Form of Amended and Restated Series B Warrants”, shall be added to the Existing Securities Purchase Agreement, with such exhibit to be in the form attached as Exhibit C-1 to this Agreement and each Other Amendment Agreement.

                                                                (vi)          Exhibit C-2, entitled “Form of New Series B Warrants”, shall be added to the Existing Securities Purchase Agreement, with such exhibit to be in the form attached as Exhibit C-2 to this Agreement and each Other Amendment Agreement.

                                                                (vii)         Exhibit D-1, entitled “Form of Amended and Restated Registration Rights Agreement”, shall be added to the Existing Securities Purchase Agreement, with such

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                                                exhibit to be in the form attached as Exhibit D-1 to this Agreement and each Other Amendment Agreement.

                                                                (viii)        Exhibit E-1, entitled “Form of Amended and Restated Pledge Agreement”, shall be added to the Existing Securities Purchase Agreement, with such exhibit to be in the form attached as Exhibit E-1 to this Agreement and each Other Amendment Agreement.

                                                                (ix)           Exhibit F-1, entitled “Form of Amended and Restated Security Agreement”, shall be added to the Existing Securities Purchase Agreement, with such exhibit to be in the form attached as Exhibit F-1 to this Agreement and each Other Amendment Agreement.

                                                                (x)            Exhibit G-1, entitled “Form of Amended and Restated Barnico Guaranty”, shall be added to the Existing Securities Purchase Agreement, with such exhibit to be in the form attached as Exhibit G-1 to this Agreement and each Other Amendment Agreement.

                                                                (xi)           Exhibit J-1, entitled “Form of Outside Company Counsel Opinion (2007 Closing)”, shall be added to the Existing Securities Purchase Agreement, with such exhibit to be in the form attached as Exhibit J-1 to this Agreement and each Other Amendment Agreement.

                                                                (xii)          Exhibit K-1, entitled “Form of Secretary Certificate (2007 Closing)”, shall be added to the Existing Securities Purchase Agreement, with such exhibit to be in the form attached as Exhibit K-1 to this Agreement and each Other Amendment Agreement.

                                                                (xiii)         Exhibit L-1, entitled “Form of Officer’s Certificate (2007 Closing)”, shall be added to the Existing Securities Purchase Agreement, with such exhibit to be in the form attached as Exhibit L-1 to this Agreement and each Other Amendment Agreement.

                                                                (xiv)        Exhibit O-1, entitled “Form of Amended and Restated Deeds of Trust”, shall be added to the Existing Securities Purchase Agreement, with such exhibit to be in the form attached as Exhibit O-1 to this Agreement and each Other Amendment Agreement.

(e)           Ratification.  The Existing Securities Purchase Agreement, as so amended in the manner provided by the preceding subsections of this Section 1 (as so amended, and as the same may be further amended, restated or otherwise modified in accordance with the terms thereof, the “Amended Securities Purchase Agreement”), shall be in full force and effect and the terms thereof are hereby ratified and confirmed.

(f)            Parties Remain the Same.  For avoidance of any doubt, the parties to the Amended Securities Purchase Agreement from and after the 2007 SPA Closing shall be the Company, the Investor and the Other Buyers.  By its acknowledgment and agreement to the provisions contained in Castlerigg’s Amendment Agreement, the Collateral Agent is acknowledging and agreeing to the provisions contained in the Amendment Agreements

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applicable to it in such capacity (including, among other things, confirming its agreement to act as collateral agent for the benefit of the Buyers under the Amended and Restated Pledge Agreement, the Amended and Restated Security Agreement, each Amended and Restated Deed of Trust, and the Amended and Restated Barnico Guaranty), but is not otherwise a party to the Amendment Agreements.  By its acknowledgment and agreement to the provisions contained in Castlerigg’s Amendment Agreement, the Buyer Representative is acknowledging and agreeing to the provisions contained in the Amendment Agreements applicable to it in such capacity, but is not otherwise a party to the Amendment Agreements.

2.             CONSENT TO AMENDMENTS, ETC.

Effective at the 2007 SPA Closing, the Investor does hereby agree as follows (whether or not otherwise required in connection therewith):

(a)           Amended and Restated Notes.  The Investor consents to the amendment and restatement of the Existing Notes by the Amended and Restated Notes, and to the issuance of the Amended and Restated Notes in exchange for the Existing Notes.

(b)           New Note.  The Investor consents to the issuance of the New Note.

(c)           Amended and Restated Series A Warrants.  The Investor consents to the amendment and restatement of the Existing Series A Warrants by the Amended and Restated Series A Warrants, and to the issuance of the Amended and Restated Series A Warrants in exchange for the Existing Series A Warrants.

(d)           New Series A Warrant and Other New Series A Warrants.  The Investor consents to the issuance of the New Series A Warrant and the Other New Series A Warrants.

(e)           Amended and Restated Series B Warrants.  The Investor consents to the amendment and restatement of the Existing Series B Warrants by the Amended and Restated Series B Warrants, and to the issuance of the Amended and Restated Series B Warrants in exchange for the Existing Series B Warrants.

(f)            New Series B Warrant.  The Investor consents to the issuance of the New Series B Warrant.

(g)           Amended and Restated Registration Rights Agreement.  The Investor consents to the amendment and restatement of the Existing Registration Rights Agreement by the Amended and Restated Registration Rights Agreement.

(h)           Amended and Restated Pledge Agreement.  The Investor consents to the amendment and restatement of the Existing Pledge Agreement by the Amended and Restated Pledge Agreement.

(i)            Amended and Restated Security Agreement.  The Investor consents to the amendment and restatement of the Existing Security Agreement by the Amended and Restated Security Agreement.

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(j)            Amended and Restated Barnico Guaranty.  The Investor consents to the amendment and restatement of the Existing Barnico Guaranty by the Amended and Restated Barnico Guaranty.

(k)           Amended and Restated Deeds of Trust.  The Investor consents to the amendment and restatement of the Existing Deeds of Trust filed in Anderson, Freestone, Jones and Leon Counties, Texas, by the Amended and Restated Deeds of Trust encumbering real and personal property located in those counties.

3.             CERTAIN TERMINATIONS AND WAIVERS.

(a)           Existing WOG Guaranty, Etc.  It is hereby acknowledged and agreed that WOG has been dissolved and shall have no further liability or obligation in connection with the transactions contemplated by this Agreement.  In furtherance thereof, it is hereby further acknowledged and agreed as follows: (i) the Existing WOG Guaranty has terminated, and has no further force or effect; (ii) WOG shall be released from the Existing Security Agreement, the Existing Pledge Agreement, the existing Intercreditor and Subordination Agreement and, if any, each other Transaction Document (as defined in the Existing Securities Purchase Agreement) to which WOG has been a party, and from any and all past and future obligations and liabilities thereunder and any and all pledges, security interests or liens of any kind granted therein; (iii) the Collateral Agent is hereby authorized and, on such basis the Collateral Agent does hereby authorize, the Company to file UCC-3 termination statements with respect to the UCC-1 financing statements filed by or on behalf of the Buyers or the Collateral Agent against WOG in Texas and Oklahoma and any other jurisdiction or office. Whether or not otherwise required in connection therewith, the Investor hereby consents to each of the foregoing.

(b)           Certain Existing Deeds of Trust.  It is hereby acknowledged and agreed that, as contemplated by the Jan. 5, 2007 Letter Agreement, the properties theretofore encumbered by the Existing Deeds of Trust filed in Archer, Pecos and Wichita Counties, Texas, have been sold and that the aforesaid encumbrances thereon have been released.  It is hereby further acknowledged and agreed that the aforesaid Existing Deeds of Trust filed in those counties have no further force or effect and, to the extent not terminated and released of record, shall be so terminated and released as promptly as is practicable following the 2007 SPA Closing.  Whether or not otherwise required in connection therewith, the Investor hereby consents to such termination.

(c)           Existing Escrow Agreement.  It is hereby acknowledged and agreed that the Existing Escrow Agreement is to be terminated at the 2007 SPA Closing (or as promptly thereafter as is practicable), and have no further force or effect.  Whether or not otherwise required in connection therewith, the Investor hereby consents to such termination.

(d)           Withdrawal of Existing Redemption Notices.  The Investor hereby irrevocably withdraws any and all Existing Redemption Notices given to the Company in connection with the Existing Notes.

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(e)           Waiver of Existing Defaults. Notwithstanding any provision to the contrary contained in this Agreement or any other Transaction Document (as defined in the Existing Securities Purchase Agreement), the Investor hereby irrevocably waives (i) any and all breaches, defaults, events of default and equity condition failures by the Company, WOG or Barnico arising under the Existing Securities Purchase Agreement or any other Existing Transaction Document (as defined below) prior to the 2007 Closing Date, and (ii) any fees, charges and penalties arising under the Existing Securities Purchase Agreement or any other Existing Transaction Document prior to the 2007 Closing Date in connection with any such breaches, defaults, events of default or equity condition failures; provided, however, that the waivers granted under this subsection (e) shall not waive any breach, default, Event of Default or Equity Condition Failure under the Amended Securities Purchase Agreement or under any Amended Transaction Document occurring upon or continuing after the 2007 Closing Date.  By their execution of Castlerigg’s Amendment Agreement, the Collateral Agent and the Buyer Representative each hereby joins in each of the foregoing waivers.

4.             CERTAIN DEFINITIONS.

(a)           As used in this Agreement (but subject to subsection (b), below), the following definitions shall apply: (i) “Amended Transaction Documents” means the Amended Securities Purchase Agreement and each other “Transaction Document” (as defined therein), and, for avoidance of doubt, also includes this Agreement and the Other Amendment Agreements; (ii) “Existing Transaction Documents” means the Existing Securities Purchase Agreement and each other “Transaction Document” (as defined therein) executed and delivered prior to the 2007 SPA Closing; and (iii) “2007 SPA Closing” means the closing of the transactions contemplated by this Agreement being effected contemporaneously with the execution and delivery of this Agreement.  The foregoing defined terms apply solely for purposes of this Agreement, and do not apply for purposes of the Amended Securities Purchase Agreement.

(b)           The following terms used in this Agreement are used as defined in (or by reference from) the Amended Securities Purchase Agreement: “Business Day”; “Equity Condition Failure”, “Event of Default”, “Fundamental Transaction”; “Person”; and “Required Holders”.

5.             EFFECTIVENESS; TERMINATION.

                (a)           This Agreement shall be effective, automatically and without any further act or approval, upon the execution and delivery by the Company and the Investor of this Agreement, the execution and delivery by the Company and each Other Buyer of their respective Other Amendment Agreements, and the execution and delivery by the Collateral Agent and Buyer Representative of Castlerigg’s Amendment Agreement.  The Company shall promptly furnish the Investor with a copy of each Other Amendment Agreement as so fully executed and delivered, but any delay in the furnishing of such copies shall not affect the effectiveness of this Agreement or any such Other Amendment Agreement.

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(b)           In the event that the 2007 SPA Closing does not occur by November _, 2007, due to the Company’s or the Investor’s failure to satisfy the conditions set forth in Sections 6A and 7A of the Amended Securities Purchase Agreement (and the nonbreaching party’s failure to waive such unsatisfied conditions(s)), the nonbreaching party shall have the option to terminate this Agreement at the close of business on such date without liability of any party to any other party; provided, however, if this Agreement is terminated pursuant to this Section 5(b), the Company shall remain obligated to reimburse Castlerigg for the expenses described in Section 6(j) below.  Upon such termination, the terms hereof shall be null and void and the parties shall continue to comply with all terms and conditions of the Existing Transaction Documents, as in effect prior to the execution of this Agreement.

6.             MISCELLANEOUS.

(a)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(b)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(c)           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(d)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit,

15

action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(f)            Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(g)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(h)           Entire Agreement; Effect on Prior Agreements; Amendments.  This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof.  This Agreement and the other Amended Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein and in the other Amended Transaction Documents, and contain the entire understanding of the parties with respect to the matters covered herein and therein; and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders.  No such amendment shall be effective to the extent that it applies to less than all of the Buyers.  No provision of this Agreement may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No consideration shall be offered or paid to any Other Buyer to amend or consent to a waiver or modification of any provision of that Other Buyer’s Amendment Agreement unless the same (or proportionate) consideration also is offered to the Investor for a corresponding amendment or consent under this Agreement.  The Company has not, directly or indirectly, made any agreements with the Investor, with any Other Buyer, with the Collateral Agent or with the Buyer Representative relating to the terms or conditions of the transactions contemplated by this Agreement and the Other Amendment Agreements except as set forth herein or therein.

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(i)            Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Wentworth Energy, Inc.

112 E. Oak Street, Suite 200

Palestine, TX 75801
Telephone:              (903) 723-0395
Facsimile:               (903) 723-5368
Attention:               Chief Executive Officer

and

Wentworth Energy, Inc.

Suite 306A, 15252 - 32nd Avenue

Surrey, British Columbia, V3S 0R7

Canada

Telephone  (604) 536-6055

Facsimile:  (604) 536-6077

Attention:              Chief Financial Officer

With copies (for informational purposes only) to:

Troutman Sanders LLP

401 9th St., N.W.

Suite 1000

Washington, DC  20004-2134

Telephone:              (202) 274-2810

Facsimile:               (202) 654-5649

Attention:               Todd R. Coles, Esq.

Dieterich & Associates

11300 W. Olympic, Suite 800

Los Angeles, California  90064

Telephone: (310) 312-6888

Facsimile: (310) 312-6680

Attention:  Chris Dieterich

17

If to the Investor, to its address and facsimile number set forth on the 2007 Securities Schedule, with copies to the Investor’s representatives as set forth on the 2007 Securities Schedule or on the signature page to this Agreement, with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York  10022

Telephone:              (212) 756-2000

Facsimile:               (212) 593-5955

Attention:                Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(j)            Expenses.  Each party shall bear its own costs and expenses relating to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. [CASTLERIGG: [Notwithstanding the immediately preceding sentence, the Company shall reimburse Castlerigg for its previous legal and due diligence fees and expenses and its legal and due diligence fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated hereby by paying any such amount to Schulte Roth & Zabel LLP (the “Castlerigg Counsel Expense”).  The Castlerigg Counsel Expense shall be paid by the Company whether or not the 2007 Closing occurs.]]

(k)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns, including any holders or purchasers of any Note, Warrant, Warrant Share, Conversion Share or Interest Share of the Investor (in each case as defined in the Recitals to this Agreement).  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and Warrants (each as defined in the Recitals to this Agreement)).  The Investor may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be the Investor hereunder with respect to such assigned rights.

(l)            Survival.  The agreements and covenants set forth herein shall survive the 2007 SPA Closing.

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(m)          Independent Nature of Investor’s Obligations and Rights.  The obligations of the Investor under this Agreement and any other Amended Transaction Document to which it is party are several and not joint with the obligations of any Other Buyer, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Buyer under any Amended Transaction Document.  Nothing contained herein or in any other Amended Transaction Document, and no action taken by the Investor pursuant hereto or thereto, shall be deemed to constitute the Investor, together with any one or more of the Other Buyers, a partnership, an association, a joint venture or any other kind of entity, or to create a presumption that the Investor and Other Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by any Amended Transaction Document.  The Investor confirms, and the Company acknowledges, that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.  The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, its rights arising out of this Agreement or out of any other Amended Transaction Document, and it shall not be necessary for any Other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

WENTWORTH ENERGY, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

INVESTOR:

[NAME OF BUYER]

By:
Name:
Title:

SCHEDULES AND EXHIBITS

TO

AMENDMENT AGREEMENT

Exhibit No.	Description

—	2007 Securities Schedule
—	Amended and Restated Schedules to Securities Purchase Agreement.
SPAA	Securities Purchase Agreement Amendments.
A-1	Form of Amended and Restated Notes.
A-2	Form of New Notes.
B-1	Form of Amended and Restated Series A Warrants.
B-2	Form of New Series A Warrants/ Other New Series A Warrants.
C-1	Form of Amended and Restated Series B Warrants.
C-2	Form of New Series B Warrants.
D-1	Form of Amended and Restated Registration Rights Agreement.
E-1	Form of Amended and Restated Pledge Agreement.
F-1	Form of Amended and Restated Security Agreement.
G-1	Form of Amended and Restated Barnico Guaranty.
J-1	Form of Outside Company Counsel Opinion (2007 Closing).
K-1	Form of Secretary Certificate (2007 Closing).
L-1	Form of Officer’s Certificate (2007 Closing).
O-1	Form of Amended and Restated Deeds of Trust.

2007 SECURITIES SCHEDULE

TO

AMENDMENT AGREEMENT

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)	(12)
Buyer	Address and Facsimile Number	Aggregate Principal Amount of Amended and Restated Notes	Aggregate Principal Amount of New Notes	Number of Amended and Restated Series A Warrant Shares	Number of New Series A Warrant Shares	Number of Amended and Restated Series B Warrant Shares	Number of New Series B Warrant Shares	Purchase Price	Amount of Escrow Funds to be Released for New Series A Warrants	Number of Other New Series A Warrant Shares	Legal Representative’s Address and Facsimile Number

Castlerigg Master Investments Ltd.	c/o Sandell Asset Management 40 West 57th St 26th Floor New York, NY 10019 Attention: Cem Hacioglu/Matthew Pliskin Fax: 212-603-5710 Telephone: 212-603-5700 Residence: British Virgin Islands	$30,155,531.37	$5,000,000	35,645,300	7,142,857	10,051,845	1,666,667	$5,000,000	$1,654,416.44	2,316,182	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212 593-5955 Telephone: (212 756-2376
YA Global Investments, L.P. (f/k/a Cornell Capital Partners L.P.)	101 Hudson Street Suite 3700 Jersey City, NJ 07303 Attention: Mark Angelo Facsimile: (201 985-8266 Telephone: (201 985-8300 Residence: Delaware	$11,308,324.27	$0	13,366,987	0	3,769,441	0	$0	$620,406.17	868,569	Troy Rillo, Esq. 101 Hudson Street — Suite 3700 Jersey City, New Jersey 07302 Telephone:(201 985-8300 Facsimile: (201 985-8266
Highbridge International LLC	c/o Highbridge Capital Management, LLC 9 West 57th Street, 27th Floor New York, New York 10019 Attention: Ari J. Storch Adam J. Chill Facsimile: (212 751-0755 Telephone: (212 287-4720 Residence: Cayman Islands	$3,769,441.42	$0	4,455,662	0	1,256,480	0	$0	$206,802.06	289,523
CAMOFI Master LDC	c/o Centrecourt Asset Management 350 Madison Avenue, 8th Floor New York. NY 10017 Telephone: 646-758-6750 Facsimile: 646-758-6751 Residence: Cayman Islands	$2,261,664.85	$0	2,673,397	0	753,888	0	$0	$124,081.23	173,714
GunnAllen Financial, Inc.	5002 West Waters Avenue Tampa, FL 33634 Attention: James DiCesaro Fax: 813-569-2553 Telephone: 813-282-0808 Residence: Tampa, FL	$678,499.46	$0	802,019	0	226,166	0	$0	$37,224.37	52,114	David Jarvis 5002 West Waters Avenue Tampa, FL 33634 Attention: David Jarvis Facsimile: (813 217-7038 Telephone: (813 282-0808
Sam DelPresto	9 Ryan Lane Lincroft, NJ 07738 Telephone: 732.224.0060 Facsimile: 732.741.7885 Residence: New Jersey	$603,110.63	$0	712,906	0	201,037	0	$0	$33,088.33	46,324
Total		$48,776,572.00	$5,000,000.00	57,656,271	7,142,857	16,258,857	1,666,667	$5,000,000.00	$2,676,018.60	3,746,426

EXHIBIT SPAA

TO

AMENDMENT AGREEMENT

Securities Purchase Agreement Amendments

1.                                       The introductory paragraph to the Existing Securities Purchase Agreement shall be deleted in its entirety and replaced with the following:

                “SECURITIES PURCHASE AGREEMENT, dated as of July 24, 2006 (the “2006 Agreement”), as amended by the Subsequent Modifications (as defined below) (the 2006 Agreement, as so amended, the “Existing Agreement”), as amended as of October 31, 2007 by those certain Amendment Agreements (as defined below) (the Existing Agreement, as so amended, and as the same may be further amended, restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), by and among Wentworth Energy, Inc., an Oklahoma corporation (the “Company”) with headquarters located as of the 2007 Closing Date (as defined below) at Suite 200, 112 E. Oak Street, Palestine, Texas 75801, and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer”, and, collectively, the “Buyers”).

2.                                       The Recitals to the Existing Securities Purchase Agreement shall be deleted in their entirety and replaced with the following:

“WHEREAS:

A.            The Company and each Buyer are executing and delivering this Agreement, and are consummating the transactions contemplated hereby, in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.            Pursuant to the 2006 Agreement, among other things, the Buyers purchased from the Company, for an aggregate original purchase price of $32,350,000: (i) an aggregate original principal amount of $32,350,000 of senior secured convertible notes (the “2006 Notes”), which are convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms thereof (as converted, collectively, the “2006 Conversion Shares”) and interest on which notes, at the option of the Company, and subject to certain conditions, may be paid in shares of Common Stock (collectively, the “2006 Interest Shares”); (ii) warrants (denominated as “Series A Warrants”) to purchase common stock (the “2006 Series A Warrants”), which warrants originally were exercisable for an aggregate of 46,214,287 shares of Common Stock; and (iii) warrants (denominated as “Series B Warrants”) to purchase common stock (the “2006 Series B Warrants”, and together with the 2006

Series A Warrants, “2006 Warrants”), which warrants originally were exercisable for an aggregate of 16,170,000 shares of Common Stock.

C.            Contemporaneously with the consummation of the transactions contemplated by the 2006 Agreement: (i) the Company and its then-existing subsidiary, Wentworth Oil & Gas, Inc., a Nevada corporation (“WOG”), entered into that certain Pledge Agreement, dated as of July 25, 2006 (the “2006 Pledge Agreement”), in favor of Castlerigg Master Investments Ltd., a British Virgin Islands company (“Castlerigg”) acting in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for the benefit of the Buyers; (ii) the Company and WOG entered into that certain Security Agreement, dated as of July 25, 2006 (the “2006 Security Agreement”), in favor of the Collateral Agent for the benefit of the Buyers; and (iii) WOG entered into that certain Guaranty, dated as of July 25, 2006 (the “2006 WOG Guaranty”), in favor of the Collateral Agent for the benefit of the Buyers.

D.            The proceeds received by the Company from the issuance of the 2006 Notes, 2006 Series A Warrants and 2006 Series B Warrants at the closing under the 2006 Agreement (the “2006 Closing”) were used by the Company in order to, among other things, purchase all of the outstanding stock of Barnico Drilling, Inc., a Texas corporation (“Barnico”).  In conjunction with that acquisition, on or about August 8, 2006: (i) in accordance with Section 4(b) of the 2006 Pledge Agreement, the Company entered into that certain Pledge Amendment, dated on or about August 8, 2006 (the “2006 Pledge Amendment”), amending the 2006 Pledge Agreement to include as collateral thereunder the shares of Barnico capital stock referenced in the 2006 Pledge Amendment; (ii) in accordance with Section 5(m) of the 2006 Security Agreement, Barnico entered into that certain Joinder Agreement, dated on or about August 8, 2006 (the “2006 Joinder Agreement”), for the benefit of the Collateral Agent, to join the 2006 Security Agreement as a party thereto and collateral grantor thereunder; and (iii) in accordance with Section 5(m) of the 2006 Security Agreement, Barnico entered into that certain Guaranty, dated on or about August 8, 2006 (the “2006 Barnico Guaranty”), in favor of the Collateral Agent for the benefit of the Buyers.

E.             In connection with the execution and delivery of the 2006 Agreement, the Company and the Buyers entered into that certain Registration Rights Agreement, dated as of July 25, 2006 (the “2006 Registration Rights Agreement”), pursuant to which the Company agreed to provide certain registration rights with respect to the Registrable Securities (as defined therein) under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

F.             As contemplated by Section 4(v) of the Existing Agreement, the Company entered into those certain seven separate instruments or agreements, each entitled Deed of Trust, Mortgage, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement, and each dated August 2006 (collectively, the “2006 Deeds of Trust”), to Terry I. Cross, as trustee thereunder, for the benefit of the Collateral Agent as mortgagee thereunder, which respectively were filed of record in the following counties in the State of Texas: (i) Anderson, on September 8, 2006 (vol. 1900, page 794); (ii) Archer, on September 11, 2006 (vol. 671, page 803); (iii) Freestone, on September 8, 2006 (vol. 1373, page 445); (iv) Jones, on September 11, 2006 (vol. 249, page 384); (v)

Leon, on September 8, 2006 (vol. 1276, page 682); (vi) Pecos, on September 11, 2006 (vol. 348, page 591); and (vii) Wichita, on September 11, 2006 (vol. 3010, page 857).  Subsequently, in accordance with the terms of the Jan. 5, 2007 Letter Agreement (as defined below), the 2006 Deeds of Trust filed in Archer, Pecos and Wichita Counties, Texas, have been or are to be released.

G.            As contemplated by Section 4(r) of the Existing Agreement, the Company entered into that certain Escrow Agreement, dated as of September 8, 2006 (the “2006 Escrow Agreement”), with Castlerigg, acting in its capacity as “Buyer Representative” on behalf of the Buyers, and Capital One, a national banking association, as escrow agent thereunder.

H.            Subsequent to the 2006 Closing, the following instruments and agreements (collectively, the “Subsequent Modifications”) have been entered into (in addition to the other instruments and agreements specifically referenced in these Recitals): (i) the Company and the Collateral Agent entered into that certain waiver, dated as of August 9, 2006 (the “Aug. 9, 2006 Waiver”), pursuant to which, among other things, the Collateral Agent waived certain provisions of the 2006 Security Agreement pertaining to the filing of financing statements (the Aug. 9, 2006 Waiver being the same waiver described in the Aug. 22, 2006 Waiver (defined below) as having been dated as of August 8, 2006); (ii) the Company, the Buyers and the Collateral Agent entered into that certain waiver, dated as of August 22, 2006 (the “Aug. 22, 2006 Waiver”), pursuant to which, among other things, the parties thereto effected certain waivers and other modifications to the provisions of the 2006 Agreement and other agreements as referenced therein; (iii) the Company and certain of the Buyers entered into those certain waivers, dated as of September 21, 2006 (the “Sept. 21, 2006 Waiver”), pursuant to which, among other things, the respective Buyers waived and modified certain provisions of the Existing Agreement pertaining to the delivery of real estate title opinions; (iv) the Company and certain of the Buyers entered into those certain letter agreements, each dated September 28, 2006 (the “Sept. 28, 2006 Letter Agreements”), pursuant to which, among other things, the respective Buyers waived certain provisions of the Existing Agreement and the 2006 Pledge Agreement in connection with a certain settlement respecting Redrock Energy, Inc., a Nevada corporation (f/k/a Redrock Oil Sands, Inc.) (“Redrock”); (v) the Company and each of the Buyers entered into those certain letter agreements, each dated on or about November 7, 2006 (the “Nov. 7, 2006 Letter Agreements”), pursuant to which, among other things, the respective Buyers waived certain provisions of the 2006 Registration Rights Agreement pertaining to the effectiveness deadline thereunder; and (vi) the Company and the Collateral Agent, as mortgagee under the 2006 Deeds of Trust, entered into that certain letter agreement, dated January 5, 2007 (the “Jan. 5, 2007 Letter Agreement”), pursuant to which, among other things, the 2006 Deeds of Trust filed in Archer, Pecos and Wichita Counties have been or are to be released.

I.              The 2006 Pledge Agreement, as amended or otherwise modified by the 2006 Pledge Amendment and by one or more of the Subsequent Modifications, is referred to as the “Existing Pledge Agreement”.  The 2006 Security Agreement, as amended or otherwise modified by the 2006 Joinder Agreement and by one or more of the Subsequent Modifications, is referred to as the “Existing Security Agreement”.  The 2006 Registration Rights Agreement, as amended or otherwise modified by one or more of the Subsequent Modifications, is referred to as the “Existing Registration Rights Agreement”.  The 2006 Notes, 2006 Series A Warrants, 2006 Series B Warrants, 2006 WOG Guaranty, 2006 Barnico Guaranty, 2006 Deeds of Trust and 2006 Escrow Agreement are sometimes referred to as the “Existing Notes”, “Existing Series A Warrants”, “Existing Series B Warrants”, “Existing WOG Guaranty”, “Existing Barnico Guaranty”, “Existing Deeds of Trust”, and “Existing Escrow Agreement”, respectively.

J.             Certain disputes have arisen between the Company, WOG and Barnico, on the one hand, and the Buyers, Collateral Agent and Buyer Representative, on the other hand, relating to, among other things, the failure or inability of the Company to comply with its registration obligations under the Existing Registration Rights Agreement.  In connection with such disputes, one or more of the Buyers delivered event of default redemption notices (the “Existing Redemption Notices”) to the Company; and the Collateral Agent, as mortgagee under the Existing Deeds of Trust, posted foreclosure notices in respect thereof.  The Collateral Agent and Castlerigg, also entered into certain temporary forbearance agreements, thereafter joined in by certain or all of the other Buyers, pursuant to which the Collateral Agent and those Buyers agreed to forbear temporarily from foreclosing under the Existing Deeds of Trust and exercising their remedies under one or more of the other collateral documents.

K.            The Company and Barnico have concluded negotiations with each Buyer, as well as with the Collateral Agent and Buyer Representative; such that the parties to those negotiations desire to enter into documentation that, collectively, will waive all existing defaults (other than defaults occurring upon or continuing after the 2007 Closing Date) and moot all Existing Redemption Notices.  In furtherance thereof: (i) the Company and the Buyers are entering into those certain Amendment Agreements, each dated as of October 31, 2007 (collectively, the “Amendment Agreements”); and (ii) the Collateral Agent and the Buyer Representative, by their acknowledgment and agreement to the provisions contained in Castlerigg’s Amendment Agreement, are acknowledging and agreeing to the provisions contained in the Amendment Agreements respectively applicable to them.

L.             In accordance with the provisions of the Amendment Agreements, effective as of the 2007 Closing Date, the Existing Agreement is being amended in the manner provided in the Amendment Agreements in order to, among other things:

(i)            provide for the amendment and restatement of the Buyers’ Existing Notes, as of the 2007 Closing Date, by the Company’s issuance to the Buyers of amended and restated senior secured convertible notes substantially in the form attached hereto as Exhibit A-1 (the “Amended and Restated Notes”), with each Buyer’s Amended and Restated Note to be issued in the principal amount set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers attached hereto, and with such notes to be convertible into shares of Common Stock (the “Amended and Restated Conversion Shares”) in accordance with the terms thereof, and with interest on such notes to be paid, at the option of the Company, and subject to certain conditions, in shares of Common Stock (the “Amended and Restated Interest Shares”);

(ii)           provide for the amendment and restatement of the Buyers’ Existing Series A Warrants, as of the 2007 Closing Date, by the Company’s issuance to the Buyers of amended and restated warrants substantially in the form attached hereto as Exhibit B-1 (the “Amended and Restated Series A Warrants”), with each Buyer’s Amended and Restated Series A Warrant to be exercisable to acquire shares of Common Stock (collectively, the “Amended and Restated Series A Warrant Shares”), initially in that number of shares of Common Stock set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers attached hereto;

(iii)          provide for the amendment and restatement of the Buyers’ Existing Series B Warrants, as of the 2007 Closing Date, by the Company’s issuance to the Buyers of amended and restated warrants substantially in the form attached hereto as Exhibit C-1 (the “Amended and Restated Series B Warrants”; the Amended and Restated Series B Warrants and the Amended and Restated Series A Warrants, collectively, the “Amended and Restated Warrants”), with each Buyer’s Amended and Restated Series B Warrant to be exercisable to acquire shares of Common Stock (collectively, the “Amended and Restated Series B Warrant Shares”) (the Amended and Restated Series B Warrant Shares and the Amended and Restated Series A Warrant Shares, collectively, the “Amended and Restated Warrant Shares”), initially in that number of shares of Common Stock set forth opposite such Buyer’s name in column (7) on the Schedule of Buyers attached hereto;

(iv)          provide for the Company’s issuance to Castlerigg, as of the 2007 Closing Date, of a new senior secured convertible note substantially in the form attached hereto as Exhibit A-2 (the “New Note”, and together with the Amended and Restated Notes, the “Notes”), with Castlerigg’s New Note to be issued in the principal amount set forth opposite Castlerigg’s name in column (4) on the Schedule of Buyers attached hereto, and with such note to be convertible into shares Common Stock (collectively, the “New Conversion Shares”, and together with the Amended and Restated Conversion Shares, the “Conversion Shares”) in accordance with the terms thereof; and with interest on such note to be paid, at the option of the Company, and subject to certain conditions, in shares of Common Stock (collectively, the “New Interest Shares”, and together with the Amended and Restated Interest Shares, the “Interest Shares”);

(v)           provide for the Company’s issuance to Castlerigg, as of the 2007 Closing Date, of a new warrant (designated as “Series A Warrant”) substantially in the form attached hereto as Exhibit B-2 (the “New Series A Warrant”), with Castlerigg’s New Series A Warrant to be exercisable to acquire shares of Common Stock (collectively, the “New Series A Warrant Shares”), initially in that number of shares of Common Stock set forth opposite Castlerigg’s name in column (6) on the Schedule of Buyers attached hereto;

(vi)          provide for the Company’s issuance to the Buyers, as of the 2007 Closing Date, of new warrants (designated as “Series A Warrants”) substantially in the form attached hereto as Exhibit B-2 (the “Other New Series A Warrants”), with each Buyer’s Other New Series A Warrant to be exercisable to acquire shares of Common Stock (collectively, the “Other New Series A Warrant Shares”), initially in that number of shares of Common Stock set forth opposite such Buyer’s name in column (11) on the Schedule of Buyers attached hereto; and

(vii)         provide for the Company’s issuance to Castlerigg, as of the 2007 Closing Date, of a new warrant (designated as “Series B Warrant”) substantially in the form attached hereto as Exhibit C-2 (the “New Series B Warrant”) (the New Series B Warrant, the New Series A Warrant and the Other New Series A Warrants, collectively, the “New Warrants”) (the Amended and Restated Warrants and the New Warrants, collectively, the “Warrants”),, with Castlerigg’s New Series B Warrant to be exercisable to acquire shares of Common Stock (the “New Series B Warrant Shares”) (the New Series B Warrant Shares, the New Series A Warrant Shares and the Other New Series A Warrant Shares, collectively, the “New Warrant Shares”) (the Amended and Restated Warrant Shares and the New Warrant Shares, collectively, the “Warrant Shares”), initially in that number of shares of Common Stock set forth opposite Castlerigg’s name in column (8) on the Schedule of Buyers attached hereto.

M.           The Notes, the Conversion Shares, the Interest Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

N.            In accordance with the provisions of the Amendment Agreements, effective as of the 2007 Closing Date, the following additional transactions (among others) shall occur:

(i)            the Company, Barnico and the Collateral Agent shall execute and deliver a certain Amended and Restated Security Agreement, substantially in the form attached hereto as Exhibit F-1 (as so executed and delivered, and as thereafter amended, restated or otherwise modified thereby in accordance with the terms thereof, the “Amended and Restated Security Agreement”), which shall completely amend, restate and supersede the Existing Security Agreement in order to (among other things) restate and continue the security interest created thereunder, reflect the removal of WOG as a party thereto and collateral grantor thereunder, and otherwise give effect to the Amendment Agreements and the transactions contemplated thereby;

(ii)           the Company and the Collateral Agent shall execute and deliver a certain Amended and Restated Pledge Agreement, substantially in the form attached hereto as Exhibit E-1 (as so executed and delivered, and as thereafter amended, restated or otherwise modified thereby in accordance with the terms thereof, the “Amended and Restated Pledge Agreement”), which shall completely amend, restate and supersede the Existing Pledge Agreement in order to (among other things) restate and continue the security interest created thereunder, reflect the removal of WOG as a party thereto and pledgor thereunder, and otherwise give effect to the Amendment Agreements and the transactions contemplated thereby;

(iii)          the Company and the Collateral Agent, in its capacity as mortgagee under the Existing Deeds of Trust, with the consent of the trustee under the Existing Deeds of Trust and the consent of each Buyer (as granted under the Amendment Agreements), shall execute and deliver four separate instruments or agreements, each entitled Amended and Restated Deed of Trust, Mortgage, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement, to Terry I. Cross, as trustee, for the benefit of the Collateral Agent as mortgagee, each substantially in the form attached hereto as Exhibit O-1 (as so executed and delivered, and as thereafter amended, restated or otherwise modified thereby in accordance with the terms thereof, the “Amended and Restated Deeds of Trust”), which shall completely amend, restate and supersede the Existing Deeds of Trust filed in Anderson, Freestone, Jones and Leon Counties, Texas, in order to (among other things) restate and continue the lien and security interest created thereunder, and otherwise give effect to the Amendment Agreements and the transactions contemplated thereby (it being understood and agreed that, as acknowledged in the Amendment Agreements, the Existing Deeds of Trust filed in Archer, Pecos and Wichita Counties, Texas, have no further force or effect and have been or are to be released);

(iv)          Barnico shall execute and deliver a certain Amended and Restated Barnico Guaranty, substantially in the form attached hereto as Exhibit G-1 (as so executed and delivered, and as thereafter amended, restated or otherwise modified thereby in accordance with the terms thereof, the “Amended and Restated Barnico Guaranty”, and together with the Amended and Restated Security Agreement and the Amended and Restated Pledge Agreement, the “Security Documents”), which shall completely amend, restate and supersede the Existing Barnico Guaranty in order to (among other things) restate and continue the guarantee made thereunder, and otherwise give effect to the Amendment Agreements and the transactions contemplated thereby (it being understood and agreed that, as acknowledged in the Amendment Agreements, the Existing WOG Guaranty has terminated and has no further force or effect); and

(v)           the Company and the Buyers shall execute and deliver a certain Amended and Restated Registration Rights Agreement, substantially in the form attached hereto as Exhibit D-1 (as so executed and delivered, and as thereafter amended, restated or otherwise modified thereby in accordance with the terms thereof, the “Amended and Restated Registration Rights Agreement”), which shall completely amend, restate and supersede the Existing Registration Rights Agreement, and pursuant to which the Company shall agree to provide certain registration rights with respect to the Registrable Securities (as defined therein) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

O.            The amendment and restatement of the Buyers’ Existing Notes by the Buyers’ Amended and Restated Notes, the amendment and restatement of the Buyers’ Existing Series A Warrants by the Buyers’ Amended and Restated Series A Warrants, and the amendment and restatement of the Buyers’ Existing Series B Warrant by the

Buyers’ Amended and Restated Series B Warrants, as well as the issuance of the Amended and Restated Barnico Guaranty in connection therewith, are being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act.

P.             In accordance with the provisions of the Amendment Agreements, on the 2007 Closing Date (or as promptly thereafter as is practicable), the Existing Escrow Agreement shall be terminated.

Q.            Contemporaneously with the 2007 Closing (as defined below), the Company and YA Global Investments, L.P., a Cayman Islands exempt limited partnership (“YA Global”) f/k/a Cornell Capital Partners, L.P., are executing that certain Amendment and Exchange Agreement, dated as of the date of this Agreement (the “YA Global Amendment and Exchange Agreement”), pursuant to which, among other things, the Company and YA Global are agreeing: (i) to amend and restate those certain Secured Convertible Debentures dated on or about January 12, 2006, with an aggregate original purchase price of $1,500,000 (the “YA Global Debentures”), purchased by YA Global from the Company pursuant to that certain Securities Purchase Agreement, dated as of January 12, 2006, by and between the Company and YA Global (the “YA Global Securities Purchase Agreement”); (ii) to amend and restate those certain Warrants, dated as of January 12, 2006, by and between the Company and YA Global (the “YA Global Warrants”), which are exercisable, in the aggregate, into 1,500,000 shares of the Company’s Common Stock; (iii) to amend that certain Security Agreement, dated as of January 12, 2006, by the Company in favor of YA Global; (iv) to terminate that certain Security Agreement, dated as of January 12, 2006, by WOG in favor of YA Global; and (v) to amend and grant certain waivers in respect of the YA Global Securities Purchase Agreement, the YA Global Debentures, the YA Global Warrants, the YA Global Security Agreement, and other transaction documents associated therewith.”

3.            Section 1 of the Existing Securities Purchase Agreement, which pertained to certain transactions which were consummated at the 2006 Closing and which has no continuing force or effect, shall be amended as follows:

(a)           The heading to Section 1 shall be amended to read in its entirety as follows: “PURCHASE AND SALE OF 2006 NOTES AND 2006 WARRANTS AT 2006 CLOSING.”

(b)           The defined term “Closing”, as defined in Section 1(a), shall be deleted.

(c)           The defined term “Purchase Price”, as defined in Section 1(c), shall be amended to read “2006 Purchase Price”.

(d)           The defined term “Closing Date”, as defined in Section 1(d), shall be amended to read “2006 Closing Date”.

(e)           All other references in Section 1 to “Closing Date”, “Notes”, “Series A Warrants”, “Series B Warrants”, “Closing”, “Warrants”, and “Purchase Price” shall be amended to be references to “2006 Closing Date”, “2006 Notes”, “2006 Series A Warrants”, “2006 Series B Warrants”, “2006 Closing”, “2006 Warrants”, and

               “2006 Purchase Price”, respectively; and all references in Section 1 to “Warrant Shares” shall be amended to be references to the shares of Common Stock issuable upon exercise of the respective 2006 Warrants.

4.           The Existing Securities Purchase Agreement shall be amended to add the following new Section 1-A immediately before Section 2 thereof:

“1-A.      AMENDMENT AND RESTATEMENT OF EXISTING NOTES AND EXISTING WARRANTS; PURCHASE AND SALE OF NEW NOTE AND NEW WARRANTS.

                                                (a)           Amendment and Restatement of Existing Notes and Existing Warrants and Purchase and Sale of New Note and New Warrants.  Subject to satisfaction (or waiver) of the conditions to the 2007 Closing set forth in Sections 6-A and 7-A below, at the 2007 Closing: (i) each Buyer shall surrender its Existing Note, its Existing Series A Warrant and its Existing Series B Warrant to the Company, and the Company shall issue and deliver to such Buyer (A) an Amended and Restated Note in the principal amount set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers attached hereto, (B) an Amended and Restated Series A Warrant to acquire that number of Amended and Restated Series A Warrant Shares as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers attached hereto, and (C) an Amended and Restated Series B Warrant to acquire that number of Amended and Restated Series B Warrant Shares as is set forth opposite such Buyer’s name in column (7) on the Schedule of Buyers attached hereto; (ii) the Company shall issue and sell to each Buyer, and each Buyer agrees to purchase from the Company, an Other New Series A Warrant to acquire that number of Other New Series A Warrant Shares as is set forth opposite such Buyer’s name in column (11) on the Schedule of Buyers attached hereto; and (iii) the Company shall issue and sell to Castlerigg, and Castlerigg agrees to purchase from the Company, (A) a New Note in a principal amount as is set forth opposite Castlerigg’s name in column (4) on the Schedule of Buyers attached hereto, (B) a New Series A Warrant to acquire that number of New Series A Warrant Shares as is set forth opposite Castlerigg’s name in column (6) on the Schedule of Buyers attached hereto, and (C) a New Series B Warrant to acquire that number of New Series B Warrant Shares as is set forth opposite Castlerigg’s name in column (8) on the Schedule of Buyers attached hereto.

                                                (b)           Closing Date.  The date and time of the closing (the “2007 Closing”) of the transactions contemplated by this Section 1-A (the “2007 Closing Date”) shall occur contemporaneously with the execution and delivery of the Amendment Agreements, subject to notification of satisfaction (or waiver) of the conditions to the 2007 Closing set forth in Sections 6-A and 7-A below (or such other time and date as is mutually agreed to by the Company and the Buyers).  The 2007 Closing shall occur on the 2007 Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

                                                (c)           Delivery.  At the 2007 Closing, the Company shall deliver to each Buyer its Amended and Restated Note, Amended and Restated Warrants, New Note and New Warrants, as applicable.  All of the foregoing securities shall be delivered in each case duly executed on behalf of the Company and registered in the name of the Buyer or its designee (so long as any such designee is an “accredited investor” as that term is defined in Rule 501(d) of Regulation D as promulgated by the SEC under the 1933 Act (“Regulation D”)).

                                                (d)           Purchase Price.  Each Buyer’s Amended and Restated Note, Amended and Restated Series A Warrant and Amended and Restated Series B Warrant shall be issued to such Buyer in exchange for such Buyer’s Existing Note, Existing Series A Warrant and Existing Series B Warrant, respectively, and without the payment of any additional consideration therefor.  The aggregate purchase price for Castlerigg’s New Note, New Series A Warrant and New Series B Warrant to be purchased by Castlerigg at the 2007 Closing shall be the amount set forth opposite Castlerigg’s name in column (9) of the Schedule of Buyers attached hereto (the “Purchase Price”).  The Other New Series A Warrants shall be issued to each Buyer in exchange for termination of the escrow arrangements contemplated in Section 4(r) of the Existing Agreement and the full release to the Company of the amount of Escrow Funds (as defined in said Section 4(r)) set forth opposite such Buyer’s name in column (10) of the Schedule of Buyers attached hereto.  Castlerigg shall pay the Purchase Price (net of any unpaid Castlerigg Counsel Expense, as defined in Section 6(j) of Castlerigg’s Amendment Agreement) to the Company for the New Note, New Series A Warrant and New Series B Warrant to be issued and sold to Castlerigg at the 2007 Closing by wire transfer of immediately available funds in accordance with the Company’s written wire instructions.

5.           The Existing Securities Purchase Agreement shall be amended to add the following new Section 2-A immediately before Section 3 thereof:

                                “2-A.      BUYER’S 2007 CLOSING REPRESENTATIONS AND WARRANTIES.

                                (a)           Buyer Bring Down.  Each Buyer hereby represents and warrants as of the 2007 Closing Date to the Company with respect to itself only as set forth in subsections (a)-(i) of Section 2, above, as if such representations and warranties were made as of the 2007 Closing Date and set forth in their entirety herein.

                                (b)           Residency.  Each Buyer hereby represents and warrants as of the 2007 Closing Date to the Company with respect to itself only that such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers attached hereto.

                                (c)           Certain References.  For purposes of Section 2-A(a) above: (i) representations and warranties in Section 2 to the transactions hereunder (or thereunder) and the securities issued hereby (or thereby) shall be deemed to be references to the transactions, including the issuance of the securities, contemplated by Section 1-A to occur at the 2007 Closing; (ii) references in Section 2 to “Registration Rights Agreement” shall be deemed to be references to the Amended and Restated Registration Rights Agreement; and (iii) references in Section 2 to “Transaction Documents” shall be to “Transaction Documents” as defined in Section 3-A(c) below.”

6.            The introductory clause to Section 3 of the Existing Securities Purchase Agreement shall be amended by deleting the phrase “as of the date hereof” and replacing it with “as of July 24, 2006”; it being understood and agreed that the representations and warranties contained in Section 3 are not being repeated as of the 2007 Closing Date except as provided in Section 3-A, below.

7.           The Existing Securities Purchase Agreement shall be amended to add the following new Section 3-A immediately before Section 4 thereof:

                                “3-A.      COMPANY’S 2007 CLOSING REPRESENTATIONS AND WARRANTIES.

                                (a)           Company Bring Down.  After giving effect to (x) the terms of the Amendment Agreements and the transactions contemplated by the 2007 Closing (including, without limitation, the waivers set forth in Section 3(e) of Amendment Agreements) and (y) the terms of the YA Global Amendment and Exchange Agreement and the transactions contemplated by the Closing (as defined in the YA Global Amendment and Exchange Agreement) (including, without limitations, the waivers set forth in Section 4(b) of the YA Global Amendment and Exchange Agreement), except as set forth on the Amended and Restated Securities Purchase Agreement Schedules attached hereto, which shall amend and restate in their entirety the Schedules attached to the Existing Agreement and add an additional schedule hereto (collectively, the “Amended and Restated Schedules”), the Company represents and warrants as of the 2007 Closing Date to each Buyer as set forth in Section 3, above, as if such representations and warranties were made as of the 2007 Closing Date (except for such representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date but need not also be true and correct as of the 2007 Closing Date) and set forth in their entirety herein.

                                (b)           Certain References.  For purposes of Section 3-A above: (i) representations and warranties in Section 3 to the transactions hereunder (or thereunder) and the securities issued hereby (or thereby) shall be deemed to be references to the transactions, including the issuance of the securities, contemplated by Section 1-A to occur at the 2007 Closing; (ii) references in Section 3 to the “Closing Date” shall be deemed to be references to the 2007 Closing Date; (iii) references in Section 3 to “the date hereof” shall be deemed to be references to the 2007 Closing Date; (iv) references in Section 3 to “Registration Rights Agreement” shall be deemed to be references to the Amended and Restated Registration Rights Agreement; (v) references in Section 3 to “Escrow Agreement” shall be deemed to be references to the Existing Escrow Agreement; (vi) references in Section 3 to “Stockholder Approval “ shall be deemed to be references to “Stockholder Approval “ as defined in Section 4(t)(i) of the Existing Agreement; (vii) references in Section 3 to “Closing” shall be deemed to be references to the 2007 Closing; (viii) reference to “Stockholder Approval Date” in Section 3(c) shall be deemed to be a reference to the 2007 Closing Date; (ix) the reference in Section 3(c) to Section 2 shall be deemed to be a reference to Section 2-A; (x) “1934 Act” shall mean Securities Exchange Act of 1934, as amended; (xi) references to “Securities” in the last two sentences of Section 3(g) shall be deemed to be references to “Securities” as defined in the Existing Agreement; and (xii) references in Section 3(w) to fee simple interests in all real property shall be deemed to refer to mineral estate rights where the Company or its Subsidiary does not also have a fee simple interest in the related surface estate.

                (c)           Transaction Documents Defined.  The phrase “(collectively, the Transaction Documents”)”, as contained in Section 3(b), shall be deleted.  For all purposes of this Agreement, “Transaction Documents” shall mean this Agreement, each of the Amendment Agreements, the Notes, the Amended and Restated Registration Rights Agreement, the Security Documents, the Irrevocable Transfer Agent Instructions, the Warrants, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (excluding any such other agreement entered into prior to the 2007 Closing Date).

                (d)           No Event of Default.  After giving effect to (x) the terms of the Amendment Agreement and the transactions contemplated by the 2007 Closing (including, without limitation, the waivers set forth in Section 3(e) of the Amendment Agreements) and (y) the terms of the YA Global Amendment and Exchange Agreement and the transactions contemplated by the Closing (as defined in the YA Global Amendment and Exchange Agreement) (including, without limitations, the waivers set forth in Section 4(b) of the YA Global Amendment and Exchange Agreement), the Company represents and warrants as of the 2007 Closing Date to each Buyer that no Event of Default (as defined in the Notes) shall have occurred and be continuing as of the 2007 Closing Date.

                (e)           No Repricing.  The Company represents and warrants as of the 2007 Closing Date to each Buyer that on or after July 24, 2006 and before the 2007 Closing Date the Company did not, directly or indirectly, enter into or affect any Dilutive Issuance (as defined in each of the Existing Notes and the Existing Warrants).”

8.           The reference in Section 4(a) of the Existing Securities Purchase Agreement to Sections 6 and 7 of the Existing Securities Purchase Agreement instead shall refer to Sections 6-A and 7-A of the Amended Securities Purchase Agreement.

9.           Section 4(b) of the Existing Securities Purchase Agreement shall be deleted in its entirety and replaced with the following:

                                “(b)         Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Investor reasonably promptly after such filing.  The Company shall, reasonably promptly (and in no event later than 15 days) after the 2007 Closing Date, take such action as the Company shall reasonably determine is necessary (taking into account The National Securities Markets Improvement Act of 1996, as amended), in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the 2007 Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investor reasonably promptly after such filing.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the 2007 Closing Date.  The Company shall have no obligations with respect to the securities laws of any jurisdiction outside of the United States, regardless of the foreign residence of a Buyer.”

10.           The first sentence in Section 4(g) of the Existing Securities Purchase Agreement shall be deleted in its entirety.

11.           Section 4(i) of the Existing Securities Purchase Agreement shall be deleted in its entirety and replaced with the following:

                                “(i)          Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on the first Business Day following the 2007 Closing Date, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the 2007 Closing in the form required by the 1934 Act and attaching the material Transaction Documents not previously filed (including, without limitation, the Amendment Agreements, the form of the Amended and Restated Notes, the form of New Note, the form of the Amended and Restated Warrants, the form of New Warrants, the form of the Amended and Restated Registration Rights Agreement, the form of Amended and Restated Security Agreement, the form of Amended and Restated Pledge Agreement, and the form of Amended and Restated Barnico Guaranty) (including all attachments, the “8-K Filing”).  From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of the Investor or as may be required under the terms of the Transaction Documents.  If the Investor has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it shall provide the Company with written notice thereof.  The Company shall, within five (5) Trading Days (as defined in the Notes) of receipt of such notice, make public disclosure of such material, nonpublic information.  In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents.  The Investor shall not have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.  Subject to the foregoing, neither the Company, its Subsidiaries nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Without the prior written consent of the Investor, and except as contemplated by the prior subsection (i) or as required by applicable law or regulation, neither the Company nor any of its

                Subsidiaries or affiliates shall disclose the name of the Investor in any filing, announcement, release or otherwise.”

12.        Section 4(k)(i) of the Existing Securities Purchase Agreement shall be amended (a) to add the phrase “; provided, however, that the provisions of this sentence shall not apply to any such issuance or sale of any rights, warrants or options (i) granted to YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P.) on or prior to the 2007 Closing Date which is described in the schedules hereto or (ii) entered into by the Company in order to consummate a Company Full Mandatory Redemption (as such term is defined in the Notes)” to the end of second sentence therein immediately before the period, and (b) to replace “(as defined in the Registration Rights Agreement)” therein with “(as defined in the Notes)”.

13.        Section 4(m) of the Existing Securities Purchase Agreement shall be deleted in its entirety and replaced with the following:

                “(m)        Reservation of Shares.  So long as any Buyer owns any Securities, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than (I) as of the 2006 Closing, 51,000,000 shares of Common Stock and (II) as of the 2007 Closing Date, the sum of (x) 130% of the number of shares of Common Stock issuable (i) as Interest Shares pursuant to the terms of the Notes, (ii) upon conversion of the Notes and (iii) upon exercise of the Amended and Restated Series B Warrants and the New Series B Warrant then outstanding (without taking into account any limitations on the conversion of the Notes or exercise of the Amended and Restated Series B Warrants and the New Series B Warrant set forth in the Notes and the Amended and Restated Series B Warrants and the New Series B Warrant, respectively), and (y) 100% of the number of shares of Common Stock issuable upon exercise of the Amended and Restated Series A Warrants, the Other New Series A Warrants and the New Series A Warrant then outstanding (without taking into account any limitations on the exercise of the Amended and Restated Series A Warrants, the Other New Series A Warrants and the New Series A Warrant set forth in the Amended and Restated Series A Warrants, the Other New Series A Warrants and the New Series A Warrant, respectively).”

14.        Section 4(o)(ii) of the Existing Securities Purchase Agreement shall be amended to add the phrase “(other than in connection with a Company Full Mandatory Redemption (as defined in the Notes)” immediately after the word “announcement” therein.

15.        The definition of “Trigger Date” in Section 4(o)(ii) of the Existing Securities Purchase Agreement shall be amended to mean the date that is 120 Business Days after the Initial Effective Date (as defined in the Amended and Restated Registration Rights Agreement).

16.        Section 4(r) of the Existing Securities Purchase Agreement shall be deleted in its entirety, and replaced with “[Reserved.]”.

17.        Section 4(s) of the Existing Securities Purchase Agreement shall be deleted in its entirety, and replaced with “[Reserved.]”.

18.        Section 4(t)(i) of the Existing Securities Purchase Agreement shall be amended to replace “Closing Date” therein with “2006 Closing Date”.

19.        Section 4(t)(ii) of the Existing Securities Purchase Agreement shall be amended to replace “(as defined in the Registration Rights Agreement)” therein with “(as defined in the Notes)”.

20.        Section 4(v) of the Existing Securities Purchase Agreement shall be deleted in its entirety, and replaced with “[Reserved.]”.

21.        Section 4 of the Existing Securities Purchase Agreement shall be amended to add the following new Section 4(w) and Section 4(x):

                                “(w)        Holding Period.  For the purposes of Rule 144, the Company acknowledges that the holding period of (i) the Amended and Restated Notes (including the corresponding Amended and Restated Conversion Shares) may be tacked onto the holding period of the Existing Notes and (ii) the Amended and Restated Warrants (including the corresponding Amended and Restated Warrant Shares) may be tacked onto the holding period of the Existing Warrants (in the case of Cashless Exercise (as defined in the Amended and Restated Warrants)), and the Company agrees not to take a position contrary to this Section 4(w).  The Company’s acknowledgement and agreement set forth in this Section 4(w) shall be subject in all respects to Rule 144 and other applicable securities laws, as may be in effect from time to time.

                                (x)            New CEO.  Not later than the three (3) month anniversary of the 2007 Closing Date, the Company shall hire a new Chief Executive Officer reasonably satisfactory to the Required Holders, who may not be a current employee of the Company.”

22.        All references in Section 4 of the Existing Securities Purchase Agreement to “Registration Rights Agreement” shall be deemed to refer to the Amended and Restated Registration Rights Agreement.

23.        Section 6 of the Existing Securities Purchase Agreement, which pertained to certain transactions which were consummated at the 2006 Closing, shall have no continuing force or effect.

24.        The Existing Securities Purchase Agreement shall be amended to add the following new Section 6-A immediately before Section 7 thereof:

                                “6-A.      COMPANY’S CONDITIONS TO 2007 CLOSING.

                                The obligations of the Company to each Buyer hereunder are subject to the satisfaction of each of the following conditions on the 2007 Closing Date, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                (i)            Each Buyer shall have executed its respective Amendment Agreement and the Amended and Restated Registration Rights Agreement and delivered the same to the Company.

                (ii)           Each Buyer shall have surrendered to the Company its respective Existing Note, Existing Series A Warrant and Existing Series B Warrant for cancellation.

                (iii)          Castlerigg shall have delivered to the Company the Purchase Price (net of any unpaid Castlerigg Counsel Expense, as defined in Section 6(j) of Castlerigg’s Amendment Agreement) for the New Note, the New Series A Warrant and the New Series B Warrant being purchased by Castlerigg at the 2007 Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                (iv)          The representations and warranties of each Buyer under Section 2-A hereof shall be true and correct in all material respects as of the 2007 Closing Date as though made at that time, and each Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer as of the 2007 Closing Date.

                (v)           Each Buyer shall have delivered or caused the Collateral Agent to deliver to the Company those certain Release of Liens provided for in that certain consent letter regarding the sale of certain oil, gas and mineral leases located in Archer, Pecos, McMullen and Wichita Counties, Texas, dated January 5, 2007, from the Company to Castlerigg, in its capacity as Collateral Agent and Mortgagee, under the Existing Deeds of Trust recorded in Archer, Pecos and Wichita Counties, Texas, each Release of Lien duly executed by the Collateral Agent.

                (vi)          Each Buyer shall have caused the Buyer Representative (as defined in the Existing Securities Purchase Agreement): (i) to acknowledge and agree to Castlerigg’s Amendment Agreement; and (ii) to deliver with the Company joint written instructions to the Escrow Agent to terminate the Existing Escrow Agreement in accordance with its terms and to return the Escrow Funds, if any, on deposit in the escrow account to the Company.

                (vii)         Each Buyer shall have delivered or caused the Collateral Agent:  (i) to acknowledge and agree to Castlerigg’s Amendment Agreement; and (ii) to deliver to the Company the Amended and Restated Security Agreement, the Amended and Restated Pledge Agreement, and the Amended and Restated Deeds of Trust, each duly executed by the Collateral Agent.”

25.                                 Section 7 of the Existing Securities Purchase Agreement, which pertained to certain transactions which were consummated at the 2006 Closing, shall have no continuing force or effect.

26.                                 The Existing Securities Purchase Agreement shall be amended to add the following new Section 7-A immediately before Section 8 thereof:

                                                                “7-A.      EACH BUYER’S CONDITIONS TO 2007 CLOSING.

                                                                The obligations of each Buyer hereunder is subject to the satisfaction of each of the following conditions on the 2007 Closing Date, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)            The Company shall have executed such Buyer’s Amendment Agreement and the Amended and Restated Registration Rights Agreement, the Amended and Restated Security Agreement, the Amended and Restated Pledge Agreement and the Amended and Restated Deeds of Trust and delivered the same to such Buyer (or to the Collateral Agent), and Barnico shall have executed the Amended and Restated Security Agreement and the Amended and Restated Barnico Guaranty and delivered the same to such Buyer (or to the Collateral Agent).

(ii)           The Company shall have executed and delivered to such Buyer the Buyer’s Amended and Restated Note, Amended and Restated Warrants, New Note and New Warrants, as applicable, being issued to such Buyer at the 2007 Closing.

(iii)          Each of the other Buyers shall have executed its respective Amendment Agreement and surrendered its respective Existing Note, Existing Series A Warrant and Existing Series B Warrant to the Company for its respective Amended and Restated Note and Amended and Restated Warrants.

(iv)          The Company shall have delivered to the Company’s transfer agent, with a copy to such Buyer, a letter stating that the Irrevocable Transfer Agent Instructions dated July 24, 2006 shall also apply to the Amended and Restated Notes, the Amended and Restated Warrants, the New Note and the New Warrants of such Buyer and the other Buyers.

(v)           Such Buyer shall have received the opinions of each of Dieterich & Associates, Robertson & Williams, Stephen Evans, Esq. and Troutman Sanders LLP, each the Company’s outside counsel, dated as of the 2007 Closing Date, in substantially the form of Exhibit J-1 attached hereto.

(vi)          The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the 2007 Closing Date.

(vii)         The Company shall have delivered to such Buyer a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company is required to be so qualified, as of a date within ten (10) days of the 2007 Closing Date (other than with respect to a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Registrar of Companies, as of a date within ten (10) days of the 2007 Closing Date).

(viii)        The Company shall have delivered to such Buyer a certified copy of the Articles of Incorporation as certified by the Secretary of State (or comparable office) of the State of Oklahoma within ten (10) days of the 2007 Closing Date.

(ix)           The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the 2007 Closing Date, as to (A) the resolutions approving the transactions contemplated hereby as adopted by the Board of Directors of the Company in a form reasonably acceptable to such Buyer, (B) the Certificate of Incorporation and (C) the Bylaws, each as in effect as of the 2007 Closing Date, in the form attached hereto as Exhibit K-1.

(x)            After giving effect to (x) the terms of the Amendment Agreements and the transactions contemplated by the 2007 Closing (including, without limitation, the waivers set forth in Section 3(e) of the Amendment Agreements) and (y) the terms of the YA Global Amendment and Exchange Agreement and the transactions contemplated by the Closing (as defined in the YA Global Amendment and Exchange Agreement) (including, without limitations, the waivers set forth in Section 4(b) of the YA Global Amendment and Exchange Agreement), (A) the representations and warranties of the Company under Section 3-A hereof shall be true and correct in all material respects as of the 2007 Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date but need not also be true and correct as of the 2007 Closing Date), (B) the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Company as of the 2007 Closing Date, and (C) no default or Event of Default shall have occurred and be continuing as of the 2007 Closing Date.  Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the 2007 Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit L-1.

(xi)           The Common Stock (A) shall be designated for quotation or listed on the Principal Market (as defined in the Notes) and (B) shall not have been suspended, as of the 2007 Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the 2007 Closing Date, either (x) in writing by the SEC or the Principal Market or (y) by falling below the minimum listing maintenance requirements of the Principal Market.

(xii)          The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xiii)         All rights of first refusal, participation, or similar rights that would entitle any Person to participate in the transactions contemplated hereby shall have expired or have been waived.

(xiv)        The Company shall have paid to Schulte Roth & Zabel LLP the Castlerigg Counsel Expense (as defined in Castlerigg’s Amendment Agreement).

(xv)         Such Buyer’s Amended and Restated Note and, if applicable, New Note shall be secured pursuant to the terms of the Security Documents in the same manner and to the same extent as such Buyer’s Existing Note.

(xvi)        The Company shall have delivered joint written instructions with the Buyer Representative to the Escrow Agent to terminate the Existing Escrow Agreement in accordance with its terms and to return the Escrow Funds, if any, on deposit in the escrow account to the Company.

(xvii)       The Company shall have delivered to the Collateral Agent an original Redrock share certificate numbered 71 representing in the aggregate 2,300,000 shares of common stock of Redrock, and accompanying stock powers.

(xvii)       The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer may reasonably request.”

27.                                 Section 9(d) of the Existing Securities Purchase Agreement shall be deleted in its entirety and replaced with the following:

“(d)         Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).”

28.                                 The notice information for the Company in Section 9(f) of the Existing Securities Purchase Agreement shall be deleted in its entirety and replaced with the following:

“If to the Company:

Wentworth Energy, Inc.
112 E. Oak Street, Suite 200
Palestine, TX 75801
Telephone:	(903) 723-0395
Facsimile:	(903) 723-5368
Attention:	Chief Executive Officer

and

Wentworth Energy, Inc.
Suite 306A, 15252 - 32nd Avenue
Surrey, British Columbia, V3S 0R7
Canada
Telephone:	(604) 536-6055
Facsimile:	(604) 536-6077
Attention:	Chief Financial Officer

With copies (for informational purposes only) to:

Troutman Sanders LL
401 9th St., N.W.
Suite 1000
Washington, D.C. 20004
Telephone:	(202) 274-2810
Facsimile:	(202) 654-5649
Attention:	Todd R. Coles, Esq.

and

Dieterich & Associates
11300 W. Olympic, Suite 800
Los Angeles, California 90064
Telephone:	(310) 312-6888
Facsimile:	(310) 312-6680
Attention:	Chris Dieterich, Esq.”